GMO TRUST

AMENDMENT NO. 13
 TO
AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST

The undersigned, constituting at least a majority of the trustees of GMO Trust, a Massachusetts business trust created and existing under an Amended and Restated Agreement and Declaration of Trust dated September 10, 2009 (the “Declaration of Trust”), as amended from time to time, a copy of which is on file in the Office of the Secretary of The Commonwealth of Massachusetts, hereby rescind the establishment and designation of thirteen series of GMO Trust, GMO Asset Allocation International Small Companies Fund, GMO Debt Opportunities Fund, GMO Domestic Bond Fund, GMO Flexible Equities Fund, GMO International Growth Equity Fund, GMO International Large/Mid Cap Value Fund, GMO Real Estate Fund, GMO Short-Duration Collateral Share Fund, GMO U.S. Equity Allocation Fund, GMO U.S. Flexible Equities Fund, GMO U.S. Growth Fund, GMO U.S. Intrinsic Value Fund, and GMO U.S. Small/Mid Cap Fund, and, having determined that it is desirable, appropriate and consistent with the fair and equitable treatment of all shareholders to change the name of the following series of GMO Trust: (i) “GMO International Core Equity Fund” to “GMO International Large/Mid Cap Equity Fund,” (ii) “GMO International Intrinsic Value Fund” to “GMO International Equity Fund,” (iii) “GMO International Opportunities Equity Allocation Fund” to “GMO International Developed Equity Allocation Fund,” (iv) “GMO Short-Duration Collateral Fund” to “GMO Debt Opportunities Fund,” and (v) “GMO World Opportunities Equity Allocation Fund” to “GMO Global Developed Equity Allocation Fund,” do hereby direct that this Amendment No. 13 be filed with the Secretary of The Commonwealth of Massachusetts and do hereby amend the Declaration of Trust by amending and restating Schedule 3.6 of the Declaration of Trust in its entirety as attached hereto.

The foregoing amendment shall become effective upon its execution by a majority of the Trustees of GMO Trust.

IN WITNESS WHEREOF, we have hereunto set our hands for ourselves and for our successors and assigns this 6th day of March, 2014.

_/s/ Donald W. Glazer______
Donald W. Glazer
Trustee

_/s/ Joseph B. Kittredge, Jr. _
Joseph B. Kittredge, Jr.
Trustee

_/s/ Paul Braverman______
Paul Braverman
Trustee

_/s/ Peter Tufano__________
Peter Tufano
           Trustee

Schedule 3.6 to Declaration of Trust

Series
GMO U.S. Core Equity Fund
GMO Quality Fund
GMO International Large/Mid Cap Equity Fund
GMO International Equity Fund
GMO Developed World Stock Fund
GMO Currency Hedged International Equity Fund
GMO Foreign Fund
GMO Foreign Small Companies Fund
GMO International Small Companies Fund
GMO Emerging Markets Fund
GMO Emerging Countries Fund
GMO Tax-Managed International Equities Fund
GMO Core Plus Bond Fund
GMO International Bond Fund
GMO Strategic Fixed Income Fund
GMO Currency Hedged International Bond Fund
GMO Global Bond Fund
GMO Emerging Country Debt Fund
GMO International Equity Allocation Fund
GMO International Developed Equity Allocation Fund
GMO Global Equity Allocation Fund
GMO Global Developed Equity Allocation Fund
GMO Global Asset Allocation Fund
GMO Strategic Opportunities Allocation Fund
GMO Benchmark-Free Allocation Fund
GMO Alpha Only Fund
GMO Alternative Asset Opportunity Fund
GMO Debt Opportunities Fund
GMO Special Situations Fund
GMO Taiwan Fund
GMO World Opportunity Overlay Fund
GMO U.S. Treasury Fund
GMO Asset Allocation Bond Fund
GMO Asset Allocation International Bond Fund
GMO High Quality Short-Duration Bond Fund
GMO Emerging Domestic Opportunities Fund
GMO Benchmark-Free Fund
GMO Global Focused Equity Fund
GMO Resources Fund
GMO Implementation Fund
GMO Risk Premium Fund